Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, a director of Praxair, Inc., a Delaware corporation (the “Corporation”), do hereby make, nominate and appoint James T. Breedlove, Mark D. Nielsen and Anthony M. Pepper to be my attorney-in-fact, with full power and authority to sign on my behalf one or more Registration Statements on Form S-8 of Praxair, Inc. (the “Registration Statements”) relating to the issuance of shares of common stock of the Corporation pursuant to the 2009 Praxair, Inc. Long Term Incentive Plan, and any or all additional amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, provided that the Registration Statements and any additional amendments thereto, in their final form, are reviewed by said attorney-in-fact, and shall have the same force and effect as though I had manually signed the Registration Statement or any amendments thereto.
Dated: July 28, 2009

/s/ NANCE K. DICCIANI	/s/ RAYMOND W. LEBOEUF

Nance K. Dicciani	Raymond W. LeBoeuf

/s/ EDWARD G. GALANTE	/s/ LARRY D. MCVAY

Edward G. Galante	Larry D. McVay

/s/ CLAIRE W. GARGALLI	/s/ WAYNE T. SMITH

Claire W. Gargalli	Wayne T. Smith

/s/ IRA D. HALL	/s/ H. MITCHELL WATSON, JR.

Ira D. Hall	H. Mitchell Watson, Jr.

/s/ ROBERT L. WOOD

Robert L. Wood